TRACY & HOLLAND, L.L.P.
              (A REGISTERED LIMITED LIABILITY PARTNERSHIP THAT
                    INCLUDES PROFESSIONAL CORPORATIONS)
                              ATTORNEYS AT LAW
                     306 WEST SEVENTH STREET, SUITE 500
                        FORT WORTH, TEXAS 76102-4982

J. DAVID TRACY, P.C.
J. WALKER HOLLAND, P.C.                                    FAX (817) 332-3140
MARGARET E. HOLLAND, P.C.                            TELEPHONE (817) 335-1050
GEORGE T. JOHNS, P.C.                                    METRO (817) 429-9463
LEWIS D. SCHWARTZ, P.C.                           EMAIL info@tracyholland.com




                                June 25, 1998



United Heritage Corporation
2 North Caddo Street
Cleburne, Texas  76031

	Re:	Registration Statement on Form S-3 (14,418,116 shares of
                $0.001 par value Common Stock of United Heritage
                Corporation)

Gentlemen:

	We have acted as counsel to you (the "Company") in connection with the registration statement on Form S-3 (the "Registration
Statement") pertaining to the registration of 14,418,116 shares of the Company's common stock, $0.001 par value (the "Shares"), being offered by the Company and certain shareholders.

	In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

	For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, the due authorization, execution and delivery of all documents by the parties thereto, and the veracity of the information contained in all documents we have reviewed.

	Based upon our examination of the foregoing papers and docu-ments, together with the examination of such other papers and documents and the investigation of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that we are of the opinion that:

PAGE
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United Heritage Corporation
June 25, 1998
Page 2

	The 14,418,116 shares of Common Stock of the Company being offered by the Selling Shareholders will, when sold, be duly and validly issued, and will be fully paid and nonassessable, whether such shares shall theretofore have been authorized but unissued shares of the Common Stock of the Company or shares reacquired by the Company and held by it as treasury shares, provided that the purchase price under each such agreement shall be at least equal to the par value of the shares issued thereunder.

	We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the section entitled "Legal Opinion" in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 TRACY & HOLLAND, L.L.P.

                                                 By: Lewis D. Schwartz, P.C.,
                                                     Partner



                                                 By: /s/ Lewis D. Schwartz
                                                     ---------------------
                                                     Lewis D. Schwartz,
                                                     President